EXHIBIT 99.2

News Release
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Sitrick and Company, Inc.
Los Angeles/New York


                              Contact:  Sitrick and Company, Inc.
                                        Rivian Bell
                                        (310) 788-2850
                                        (800) 686-1910 (24 hours)
For Immediate Release
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       SMITH CORONA CONFIRMATION HEARING TO BE HELD JAN 22


     Cortland, N.Y. -- Dec 30, 1996 -- Smith Corona Corporation announced today that the hearing to confirm its Plan of Reorganization will be held on Wed., Jan 22,1997, at 2:00 p.m. in Wilmington, Del. The company believes the Plan will be confirmed. The Plan can go into effect after the Bankruptcy Court issues a confirmation order, and the company will then emerge from Chapter 11.
     Smith Corona is a leading worldwide manufacturer and marketer of personal word processors, portable electronic typewriters, and other products and accessories for use in the office, home and school. The company files under Chapter 11 of the U.S. Bankruptcy Code on July 5, 1995.



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